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                                                                      Exhibit 21


                        SUBSIDIARIES OF AIRPLANES GROUP AT MARCH 31, 2002


SUBSIDIARIES OF AIRPLANES LIMITED

Airplanes Bermuda Limited (Bermuda)
Airplanes Bermuda No 2 Limited (Bermuda)
Airplanes Finance Limited (Ireland)
Airplanes Funding 1 Limited (Ireland)
Airplanes Holdings Limited (Ireland)
Airplanes Jetprop Finance Limited (Ireland)
Airplanes IAL Limited (Ireland)
Airplanes IAL Finance Limited  (Ireland)
Airplanes Leasing GmbH (Austria)
Airplanes R Finance Limited (Ireland)
Airplanes III Limited  (Ireland)
Airplanes 100 Finance Limited (Ireland)
Airplanes 320 Funding Limited (Ireland)
Airplanes 320 Limited (Ireland)
Asset Leasing N.V. (Belgium)
Asset Management 2 A/S (Norway)
Castle Management A/S (Norway)
Elasis Leasing S.A.R.L. (France)
Elasis Leasing IV Limited (United Kingdom)
Emerald Aviation Investments Limited (Ireland)
Fideck S.A.R.L. (France)
Leverage Leasing S.A.R.L. (France)

SUBSIDIARIES OF AIRPLANES U.S. TRUST

AeroUSA, Inc. (Delaware, U.S.)
AeroUSA 3, Inc. (Delaware, U.S.)


Two subsidiaries of Airplanes Limited (Airplanes Aviation Limited (Isle of Man) and Airplanes Denmark ApS (Denmark)) were liquidated during the year ended March 31, 2002.